Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Apeixgen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Common stock, par value $0.0001 per share, underlying warrants (Primary Offering)(2)	Rule 457(g)	849,500	$11.50(3)	$9,769,250	$92.70 per $1,000,000	$906

	Equity	Common stock, par value $0.0001 per share, underlying warrants (Primary Offering)(4)	Rule 457(g)	2,875,000	$11.50(3)	$33,062,500	$92.70 per $1,000,000	$3,065

	Equity	Common stock, par value $0.0001 per share (Secondary Offering)(5)	Rule 457(c)	10,710,363	$8.49(6)	$90,930,982	$92.70 per $1,000,000	$8,430

	Equity	Common stock, par value $0.0001 per share, underlying warrants (Secondary Offering)(7)	Rule 457(g)	2,875,000	—	—	—	—(8)

	Equity	Warrants to purchase Common Stock (Secondary Offering)(9)	Rule 457(g)	849,500	—	—	—	—(8)

	Equity	Common stock, par value $0.0001 per share, underlying warrants (Secondary Offering)(10)	Rule 457(g)	849,500	—	—	—	—(8)

Fee Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$133,762,732		$12,401

	Total Fee Offsets							$3,608

	Net Fee Due							$8,793

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

Consists of (i) 726,000 shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of PIPE Warrants (as defined in this Registration Statement) and (ii) 123,500 shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of Private Placement Warrants (as defined in this Registration Statement).

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(4)	Consists of 2,875,000 shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of Public Warrants (as defined in this Registration Statement),
(5)

Consists of an aggregate of 10,710,363 shares of Common Stock registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 8,009,884 Business Combination Shares (as defined in this Registration Statement), (ii) 1,452,000 PIPE Shares (as defined in this Registration Statement), and (iii) 1,248,479 Private Shares (as defined in this Registration Statement).

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on August 11, 2022, which was approximately $8.49 per share.

(7)	Represents the resale of 2,875,000 shares of the Registrant’s Common Stock issuable upon exercise of the Public Warrants.
(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Common Stock.
(9)

Consists of an aggregate of 849,500 warrants registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 726,000 PIPE Warrants and (ii) 123,500 Private Placement Warrants.

(10)

Consists of an aggregate of 849,500 shares of Common Stock registered for resale by the Selling Securityholders named in this Registration Statement, comprising (i) 726,000 shares issuable upon exercise of the PIPE Warrants and (iii) 123,500 shares issuable upon exercise of the Private Placement Warrants.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Brookline Capital Acquisition Corp.	S-1	333-246287(11)	8/14/2020		$3,608	Equity	Shares underlying Warrants included as part of the Units	2,875,000	$33,062,500

Fee Offset Sources	Brookline Capital Acquisition Corp.	S-1	333-246287(11)		1/7/2021						$3,608

(11)

The Registrant previously paid $3,608 in connection with the registration of such shares under a registration statement on Form S-1 (File No. 333-246287). None of such shares were sold pursuant to such registration statement.